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                                            Registration Statement No. 001-13444

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                           ---------------------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       CORPORATE ASSET BACKED CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
                       Delaware                                                          16-1057879
       (STATE OF INCORPORATION OR ORGANIZATION)                                       (I.R.S. EMPLOYER
                                                                                     IDENTIFICATION NO.)

          Corporate Asset Backed Corporation
             c/o PaineWebber Incorporated
        1285 Avenue of the Americas, 18th Floor
                  New York, New York
                     212-713-2841                                                           10019
       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                                          (ZIP CODE)


         If this form relates to the                                       If this form relates to the
         registration of a class of securities                             registration of a class of securities
         pursuant to Section 12(b) of the                                  pursuant to Section 12(g) of the
         Exchange Act and is effective                                     Exchange Act and is effective
         pursuant to General Instruction                                   pursuant to General Instruction
         A.(c), please check the following                                 A.(d), please check the following
         box. /X/                                                          box. / /


Securities Act registration statement file numbers to which this form relates:
33-91744

Securities to be registered pursuant to Section 12(b) of the Act:

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
       Title of Each Class                                  Name of Each Exchange on Which
       to be so Registered                                  Each Class is to be Registered

Trust Certificates                                         New York Stock Exchange, Inc.
-------------------------------------    ------------------------------------------

-------------------------------------    ------------------------------------------
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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
-------------------------------------------------------------------------------
                                (Title of Class)
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Item 1.           Description of Registrant's Securities to be Registered

                  The description of the securities to be registered that appears under the captions "Summary;" "Risk Factors;" "The Trust Certificates;" "Certain Federal Income Tax Considerations;" and "Certain ERISA Considerations" in the Prospectus Supplement dated June 7, 1999, and "Prospectus Summary;" "The Certificates;" "Certain Information Regarding the Certificates;" "Certain Federal Income Tax Considerations;" and "Certain ERISA Considerations" in the Prospectus dated March 18, 1999 is hereby incorporated by reference in the answer to this item. The Prospectus and Prospectus Supplement have been filed with the Securities and Exchange Commission (the "Commission") on June 8, 1999 pursuant to rule 424(b)(5) of the rules and regulations of the Commission under the Securities Act of 1933.


Item 2.           Exhibits

                  Pursuant to the instructions as to exhibits to Form 8-A, the following exhibits are included in this filing with the Commission:

1. The Certificate of Incorporation of the Registrant, as filed as Exhibit 1 to Form 8-A (Registration Statement No. 001-13444) by the Registrant with the Commission on March 18,1999, is incorporated herein by reference.

2. The By-laws, as amended, of the Registrant, as filed as Exhibit 2 to Form 8-A (Registration Statement No. 001-13444) by the Registrant with the Commission on March 18,1999, is incorporated herein by reference.

3. Form of Series Trust Agreement between the Registrant and United States Trust Company of New York, as trustee.

4.       Specimen Trust Certificate.


                                       -2-
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                                   SIGNATURES

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.




                             CORPORATE ASSET BACKED CORPORATION


                             By:       /s/ Thomas C. Naratil
                                      ---------------------------------------
                             Name:    Thomas C. Naratil
                             Title:   President, Chief Executive Officer and
                                      Executive Vice President


Dated: June 8, 1999